UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment # 2

Registration Statement under the Securities Act of 1933

PRISTINE SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	3990	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Stettin Albert Town,
Trelawny, Jamaica
(876) 572-4681
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to
Carrillo Huetel, LLP
Attn: Luis Carrillo
3033 Fifth Avenue, Suite 201
San Diego, CA, 92103
Tel: 619.399.3090
Fax: 619.330.1888

National Registered Agents, Inc. of NV
100 East William Street, Suite 204
Carson City, NV, 89701
1-800-767-1553
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [   ]     Accelerated filer [   ]     Non-accelerated filer [   ]     Smaller reporting company[X]

Title of Each Class of	Amount to be	Proposed	Proposed	Amount of
Securities to be	Registered	Maximum	Maximum	Registration
Registered		Offering Price	Aggregate	Fee
		per Security (1)	Offering Price	($) (2)
		($)	($)
Shares of Common Stock, par value $0.0001	29,666,781	0.002	59,333.56	4.23

(1)	Estimated for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933 and the price at which the selling security holders will be offering their shares.

(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

PRISTINE SOLUTIONS INC.

29,666,781 Shares of Common Stock

The date of this Prospectus is September 3, 2010.

Pristine Solutions Inc. (“Pristine”, “we”, “us”, “our”) is registering 29,666,781 shares of common stock held by 36 selling security holders.

The selling security holders will sell at an initial price of $0.002 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that our common stock will become quoted on the OTC Bulletin Board. We will not receive any proceeds from the sale of shares of our common stock by the selling security holders, who will receive aggregate net proceeds of $59,333 if all of the shares being registered are sold. We will incur all costs associated with this Prospectus.

Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market. The purchasers in this offering may be receiving an illiquid security.

An investment in our securities is speculative. See the section entitled "Risk Factors" beginning on Page 8 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement that includes this Registration Statement is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

5

Prospectus Summary

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our Business

We were incorporated on December 8, 2009 under the laws of the State of Nevada. We have a wholly-owned subsidiary, Pristine Solutions Limited, incorporated under the laws of Jamaica. Our principal executive offices are located at Stettin Albert Town, Trelawny, Jamaica. Our telephone number is (876) 572-4681. Our fiscal year end is January 31.

We are a start up, development stage company. We have only recently begun operations and we rely upon the sale of our securities to fund those operations as we have not generated any revenue from the sale of our products. We have a going concern uncertainty as of the date of our most recent financial statements. We intend on developing a network of sales points for the sale and service of tankless water heaters in Jamaica. We aim to be the first tankless water heater company specializing in tankless-only products to enter the Jamaican market and the only company in the Jamaican market offering solar powered tankless water heater products.

We have entered into a distribution agreement with the manufacturer of the tankless hot water heaters which we hope to sell in Jamaica: Zhongshan Guangsheng Industry Co., Ltd., of China (“Zhongshan”). Zhongshan currently manufactures the tankless hot water heaters under the brand Gleamous Electric Appliances. Zhongshan is part of an international enterprise that also owns an R&D group, factory, and sales group and is looking to expand into other markets. Our management hopes that we can expand the Gleamous brand into the Jamaican market and the rest of the Caribbean.

The Offering

The 29,666,781 shares of our common stock being registered by this Prospectus represent approximately 43% of our issued and outstanding common stock as of September 3, 2010.

Securities Offered:	29,666,781 shares of common stock offered by 36 selling security holders.

Initial Offering Price:

The $0.002 per share initial offering price of our common stock was determined by our Board of Directors based on several factors, including our capital structure and the most recent selling price of 29,666,781 shares of our common stock in private placements for $0.0015 per share on January 29, 2010. The selling security holders will sell at an initial price of $0.002 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that our common stock will ever become quoted on the OTC Bulletin Board.

Minimum Number of Securities to be Sold in this Offering:	None

Securities Issued and to be Issued:	As of September 3, 2010 we had 69,666,781 issued and outstanding shares of our common stock, and no issued and outstanding convertible securities.

All of the common stock to be sold under this Prospectus will be sold by existing stockholders. There is no established market for the common stock being registered. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and the application must be made on our behalf by a market maker. We have not yet engaged a market maker to file our application. If our common stock becomes quoted and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of the sale. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Proceeds:	We will not receive any proceeds from the sale of our common stock by the selling security holders.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Income Statement Data

	Three Months Ended April 30, 2010 ($) (unaudited)	Period from inception on December 8, 2009 to January 31, 2010 ($)
Revenues	-	-
Expenses	16,961	4,696
Net Loss	16,961	4,696
Net Loss per share	0.00	0.00

Balance Sheet Data

	April 30, 2010 ($) (unaudited)	January 31, 2010 ($)
Working Capital (Deficiency)	28,843	45,804
Total Assets	31,791	49,860
Total Current Liabilities	2,948	4,056

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this Prospectus.

Risks Related to Our Business

1. Investors may not be able to adequately evaluate our business due to our short operating history, lack of revenues and no customers. We may not be successful in developing a market for our products and the value of your investment could decline.

We are a development stage company with no substantial tangible assets in a highly competitive industry. We have little operating history, no customers and no revenues. This makes it difficult to evaluate our future performance and prospects. Our Prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry, including the following factors:

  our business model and strategy are still evolving and are continually being reviewed and revised;
  we may not be able to raise the capital required to develop our initial client base and reputation; and
  we may not be able to successfully develop our planned products and services.

There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations. We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in us will decline.

2. We require approximately $420,000 in additional funding to continue our operations over the next 12 months. If we do not secure additional funding, we may not be able to distribute our products, which will affect our ability to generate revenues and achieve profitability.

Our failure to raise additional capital or generate the cash flows necessary to finance our business could force us to limit or cease our operations. Our business plan contemplates that we will expand our distribution throughout Jamaica. Accordingly, we will need to raise approximately $420,000 in additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, distribute and market our products, which would negatively impact our business and our ability to generate revenues and achieve profitability.

3. The loss of Christine Buchanan-Mckenzie, our President, Chief Executive Officer, Chief Financial Officer, Secretary and Director would harm our business and decrease our ability to operate profitably.

We will rely heavily on Christine Buchanan-Mckenzie to conduct our operations and the loss of this individual could significantly disrupt our business. Virtually all material decisions concerning the conduct of our business are made or are significantly influenced by Christine Buchanan-Mckenzie. Although we have a management agreement with this individual, the agreement has a term of only 1 year and provides for early termination with notice. As such, she may resign from her positions with us at any time. While we believe that we may be able to enter into executive services agreements with Christine Buchanan-Mckenzie, we cannot assure you that we will be able to enter into such agreements in the near future, if at all. Should we fail to enter into acceptable agreements with Christine Buchanan-Mckenzie, we may not be able to maintain the visibility in the industry that is necessary to maintain and extend our production, financing and distribution agreements which will lead to a loss of revenues and profitability.

4. We may not succeed in effectively marketing Gleamous tankless water heaters, which could prevent us from acquiring customers and achieving significant revenues.

A significant component of our business strategy is the development of a market for the Gleamous products in Jamaica and the Caribbean. Due to the competitive nature of the retail industry, if we do not market the Gleamous tankless water heaters effectively we may fail to attract customers or achieve significant revenues. Promoting the Gleamous tankless water heaters will depend largely on the efforts of our marketing personnel and targeting the appropriate merchandising outlets. In order to be successful in this, we expect to incur substantial expenses in the next 12 months related to advertising and other marketing efforts. As of September 3, 2010 we did not have sufficient funds to carry out all our anticipated advertising and marketing efforts and there can be no assurance that we will be able to raise the required funds.

Our ability to market our product successfully is also dependent on external factors over which we may have little or no control, including the performance of our suppliers, third-party carriers and networking vendors. We also rely on third parties for information, including product characteristics that we present to consumers, which may, on occasion, be inaccurate. Our failure to provide our customers with a product that meets their expectations, for any reason, could substantially harm our reputation and prevent us from developing Gleamous as a trusted brand. The failure of our brand promotion activities could adversely affect our ability to attract new customers and maintain customer relationships and, as a result, substantially harm our business and results of operations.

5. Competition from appliance companies with greater brand recognition and resources may result in our inability to continue with our operations or prevent us from achieving significant revenues.

The appliance industry is highly competitive and new brands and products are being launched all the time. The competitive nature of the retail industry as a whole means that we have to establish our product at the right price, ensure that the packaging is appealing and ensure that our product is distributed through the appropriate channels. It is very likely that we will be subjected to price pressure on our product and this could result in reduced gross margins, which in turn could substantially harm our business and results of operations. Current and potential competitors include independent or online appliance retailers which offer competitive products, or which may see a market to develop a product similar to ours.

In addition, we may face competition from the supplier of our products that may illegally circumvent the distribution agreement we have with them, and decide to sell directly to consumers, either through physical retail outlets or through an online store.

Many appliance retailers have advantages over us, including longer operating histories, greater brand recognition, existing customer and supplier relationships, and significantly greater financial, marketing and other resources. Some of these retailers may be able to devote substantially more resources to developing new products, or they may have contacts with other companies that devote themselves full time to developing new products. In addition, larger, more established and better capitalized entities may acquire, invest or partner with traditional and online competitors as use of the Internet and other online services increases.

6. As our business assets and our director and officer are located in Jamaica; investors may be limited in their ability to enforce US civil actions against our assets or our director and officer. You may not be able to receive compensation for damages to the value of your investment caused by wrongful actions by our directors.

Our business assets are located in Jamaica and Christine Buchanan-Mckenzie, our sole director and officer is a resident of Jamaica. Consequently, it may be difficult for United States investors to affect service of process upon our assets or our directors or officers. It may also be difficult to realize upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Jamaica by a Jamaican court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Jamaican court, in the matter. There is substantial doubt whether an original action could be brought successfully in Jamaica against any of our assets or our directors or officers predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

7. Our management beneficially owns approximately 57% of the shares of common stock and their interest could conflict with the investors which could cause the investor to lose all or part of the investment.

Christine Buchanan-Mckenzie, our sole director, President, Chief Executive Officer and Chief Financial Officer owns, or has control over, approximately 57% of our issued and outstanding common stock. As such, Ms. Buchanan-Mckenzie is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of our management but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to our business and operations could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of our business. This lack of shareholder control could prevent the shareholders from removing from the Board of Directors any directors who are not managing the company with sufficient skill to make it profitable, which could prevent us from becoming profitable.

8. Since our sole officer and director does not have significant training or experience in the retail appliance industry, our business could suffer irreparable harm as a result of her decisions and choices and you could lose your entire investment.

Though, as our sole director and officer, Christine Buchanan-Mckenzie, is indispensible to our operations, she does not have any significant training or experience in the sales of household appliances and bringing such new products to market. Without such direct training or experience, she may not be fully aware of many of the specific requirements related to working within this environment. Our sole officer and director’s decisions and choices may therefore fail to take into account standard technical or managerial approaches which other companies in the appliance business commonly use. Consequently, our operations, earnings, and ultimately our ability to carry on business could suffer irreparable harm, which could result in the total loss of your investment.

9. The costs associated with any warranty repair or replacement or any product recall could increase our operating costs and prevent us from becoming profitable.

We plan to implement warranty coverage on our products based on our best estimate of what will be required to settle any product defect claims or issues. However, we may be forced to incur costs above this amount if our estimates are incorrect or if we, our suppliers or government regulators decide to recall a product or input because of a known or suspected performance issue, even if we are only required to participate voluntarily in the recall. Once we begin distributing our tankless water heaters we may also incur liability related to any manufacturing defects that our products contain. If we are obligated to repair or replace any of our products our operating costs could increase if the actual costs differ materially from our estimates, which could prevent us from becoming profitable.

10. Our success depends in part on our ability to attract and retain key skilled professionals, which we may not be able to do. Our failure to do so could prevent us from achieving our goals or becoming profitable.

We plan to engage independent contractors in the areas of marketing, bookkeeping, investment banking and other services including at least 3 part time consultants who will each focus on sales and marketing, business development and investor relations. However, competition for qualified skilled professionals is intense, and we may be unable to attract and retain such key personnel. Additionally, as of September 3, 2010, we did not have sufficient funds to hire any of these consultants and there can be no assurance that we will be able to secure the required financing. This could prevent us from achieving our goals or becoming profitable.

11. We may indemnify our directors and officers against liability to us and our stockholders, and such indemnification could increase our operating costs.

Our Bylaws allow us to indemnify our directors and officers against claims associated with carrying out the duties of their offices. Our Bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers or control persons, we have been advised by the SEC that such indemnification is against public policy and is therefore unenforceable.

Since our sole officer and director is aware that she may be indemnified for carrying out the duties of her offices, she may be less motivated to meet the standards required by law to properly carry out such duties, which could increase our operating costs. Further, if our sole officer and director files a claim against us for indemnification, the associated expenses could also increase our operating costs.

12. We are exposed to currency exchange risk which could cause our reported earnings or losses to fluctuate.

Although we intend to report our financial results in US dollars, a portion of our sales and operating costs may be denominated in Jamaican dollars. In addition, we are exposed to currency exchange risk on any of our assets that we denominate in Jamaican dollars. Since we present our financial statements in US dollars, any change in the value of the Jamaican dollar relative to the US dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of our Jamaican dollar assets into US dollars. Consequently, our reported earnings or losses could fluctuate materially as a result of foreign exchange translation gains or losses.

13. We have only one supplier of the tankless water heaters we intend to distribute in our target market. If our agreement with our supplier is terminated, we may not be able to secure additional products and our ability to generate revenues may suffer.

On December 30, 2009 we entered into a distribution agreement with Zhongshan to acquire and distribute their Glameous line of tankless water heaters. The agreement with Zhongshan contains termination provisions and additionally Zhongshan could unilaterally terminate their supply of product to us outside of the terms of the agreement. If this was to occur we would be forced to find an alternative supplier of tankless water heaters. If we are not able to secure such supply, we may not have sufficient product to sell to our intended market and consequently our ability to generate revenues may suffer.

Risks Related to the Ownership of Our Stock

14. Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board.. This process takes at least 60 days and the application must be made on our behalf by a market maker. If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale. We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board and there is no assurance that we will ever be able to meet those requirements.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

15. The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given our lack of revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing of $470,000 for the next 12 months (beginning July 2010), which will require us to issue additional equity securities. We expect to continue our efforts to acquire financing to fund our planned development and expansion activities, which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.

16. We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

17. Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

18. Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

19. Our security holders may face significant restrictions on the resale of our securities due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

20. Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending January 31, 2011. We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management’s time and attention from revenue-generating activities to compliance activities. While we expect to expend significant resources to complete this important project, we may not be able to achieve our objective on a timely basis.

Use of Proceeds

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders. The selling security holders will receive all proceeds from this offering and if all of the shares being offered by this Prospectus are sold at $0.002 per shares, those proceeds would be approximately $59,334.

We received proceeds $44,500 from the sale of the stock being offered in this Prospectus when it was sold by us to the selling security holders. These funds are currently being used to pay for the filing of this Registration Statement and for the implementation of our business plan.

Determination of Offering Price

The selling security holders will sell their shares at an initial offering price of $0.002 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that our common stock will become quoted on the OTC Bulletin Board. The initial offering price was determined by our Board of Directors, who considered several factors in arriving at the $0.002 per share figure, including the following:

•	our most recent private placements of 29,666,781 shares of our common stock at a price of $0.0015 per share on January 29, 2010;

•	our lack of operating history;

•	our capital structure; and

•	the background of our management.

As a result, the $0.002 per share initial price of our common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time. The price is not based on past earnings, nor is it indicative of the current market value of our assets. No valuation or appraisal has been prepared for our business. You cannot be sure that a public market for any of our securities will develop.

If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of the shares sold by the selling security holders named in this Prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling security holders. The number of shares that may actually be sold by a selling security holder will be determined by each selling security holder. The selling security holders are neither obligated to sell all or any portion of the shares offered under this Prospectus, nor are they obligated to sell such shares immediately hereunder. If our common stock becomes quoted on the OTC Bulletin Board and a market for our common stock develops, security holders may sell their shares at a price different than the $0.002 per share offering price depending on privately negotiated factors such as the security holder's own cash requirements or objective criteria of value such as the market value of our assets.

Dilution

All of the 29,666,781 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

Investors should be aware that they will be paying a premium for our shares compared to the selling security holders. The 29,666,781 shares of our common stock to be sold by the selling security holders are being offered at $0.002 per share, which is $0.0005 per share more than what these shares were acquired for by the selling security holders.

Selling Security Holders

The 36 selling security holders are offering for sale of 29,666,781 shares of our issued and outstanding common stock which they obtained as part of an issuance on January 29, 2010 whereby we issued the 29,666,781 shares of our common stock to the 36 selling security holders at $0.0015 per share for aggregate proceeds of $44,500.

All of these shares were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act of 1933 (the “Securities Act”). Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

The selling security holders have the option to sell their shares at an initial offering price of $0.002 per share until a market for our common stock develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that our common stock will become quoted on the OTC Bulletin Board.

The following table provides information as of September 3, 2010 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

  the number of shares owned by each prior to this offering;

  the number of shares being offered by each;

  the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

  the percentage of shares owned by each; and

  the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Jasmine Bailey	933,333	1	933,333	0	0
Deleta Beckford	766,667	1	766,667	0	0
George Black	566,667	(3)	566,667	0	0
Belinda Brown	666,667	(3)	666,667	0	0
Kamar Brown	800,000	1	800,000	0	0
Sherene Brown	600,000	(3)	600,000	0	0
Aneita Commock	600,000	(3)	600,000	0	0
Chenee Davis	733,333	1	733,333	0	0
Veronica Daye	645,333	(3)	645,333	0	0
Novelette Duncan	800,000	1	800,000	0	0
Barbara Edward	733,333	1	733,333	0	0
Marlon Edwards	959,447	1	959,447	0	0
Zoya Fairclough	1,000,000	1	1,000,000	0	0

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Buneca Gibbs	1,000,000	1	1,000,000	0	0
Vincent Greaves	528,667	(3)	528,667	0	0
Allavar Hinds	600,000	1	600,000	0	0
Greg Honeyghan	1,266,667	2	1,266,667	0	0
Feron James	733,333	1	733,333	0	0
Gavin Lawrence	666,667	(3)	666,667	0	0
Shemoye Linton	666,667	(3)	666,667	0	0
Oneil McPherson	733,333	1	733,333	0	0
Coffea Mohammed	666,667	(3)	666,667	0	0
Barbara Morgan	900,000	1	900,000	0	0
Jheanel Ann Morgan	1,666,667	2	1,666,667	0	0
Anni-Kaye Kimo-Lee Morris	800,000	1	800,000	0	0
Jenese Nugent	733,333	1	733,333	0	0
Lisa-Kaye Panton	866,667	1	866,667	0	0
Panchita Parker	866,667	1	866,667	0	0
Millicent Peart	1,333,333	2	1,333,333	0	0
Sanju Taze Radway	1,400,000	2	1,400,000	0	0
Delroy Reid	633,333	(3)	633,333	0	0
Ricarla Rowe	1,133,333	2	1,133,333	0	0
Darlon Slader	666,667	(3)	666,667	0	0
Noel Smallhorne	800,000	1	800,000	0	0
Maylee Smith	533,333	(3)	533,333	0	0
Sharna Walker	666,667	(3)	666,667	0	0

Total	29,666,781	43	29,666,781	0	0

(1)

The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and. the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 69,666,781 shares of our common stock issued and outstanding and as at September 3, 2010.

(3)	Less than 1%.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in this table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

Plan of Distribution

We are registering 29,666,781 shares of our common stock on behalf of the selling security holders. The selling security holders have the option to sell the 29,666,781 shares of our common stock at an initial offering price of $0.002 per share until a market for our common stock develops, and thereafter at prevailing market prices or privately negotiated prices.

No public market currently exists for shares of our common stock. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board.. In order for our common stock to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf to make a market for our common stock. This process takes at least 60 days and can take longer than a year. We have not yet engaged a market maker to make an application on our behalf. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock.

Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

There is no assurance that our common stock will be quoted on the OTC Bulletin Board. We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board, and we cannot assure you that we will ever meet these requirements.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

  on such public markets as the securities may be trading;

  in privately negotiated transactions; or

  in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

  at an initial price of $0.002 per share until a market develops;

  at the market price prevailing at the time of sale if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops;

  at a price related to such prevailing market price if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops; or

  at such other price as the selling security holders determine if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

  furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

  not engage in any stabilization activities in connection with our securities; and

  not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

  contains the toll-free telephone number for inquiries on disciplinary actions;

  defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

  contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

  the bid and ask prices for the penny stock;

  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

  the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

  a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

Description of Securities to be Registered

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value, and 100,000,000 shares of preferred stock, $0.001 par value.

Common Stock

As of September 3, 2010 we had 69,666,781 shares of our common stock issued and outstanding. We did not have any outstanding options or any other convertible securities as of September 3, 2010.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends. From our inception to September 3, 2010 we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.001. As of September 3, 2010, there were no preferred shares issued and outstanding. Under our Bylaws, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the period from December 8, 2009 to January 31, 2010 have been included in this Prospectus in reliance upon GBH CPAs, PC, an independent registered public accounting firm, as experts in accounting and auditing.

Description of Business

Forward-Looking Statements

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications outlined above and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements.

Overview

We were incorporated on December 8, 2009 under the laws of the State of Nevada. We have a wholly-owned subsidiary, Pristine Solutions Limited, incorporated under the laws of Jamaica. Our principal executive offices are located at Stettin Albert Town, Trelawny, Jamaica. Our telephone number is (876) 572-4681. Our fiscal year end is January 31.

We are a start up, development stage company. We have only recently begun operations and we rely upon the sale of our securities to fund those operations as we have not generated any revenue from the sale of our products. We intend on developing a network of sales points for the sale and service of tankless water heaters in Jamaica. We aim to be the first tankless water heater company specializing in tankless-only products to enter the Jamaican market and the only company in the Jamaican market offering solar powered tankless water heater products.

On December 30, 2009 we entered into a distribution agreement with the manufacturer of the tankless hot water heaters which we hope to sell in Jamaica: Zhongshan Guangsheng Industry Co., Ltd., of China (“Zhongshan”). Zhongshan currently manufactures the tankless hot water heaters under the brand Gleamous Electric Appliances. Zhongshan is part of an international enterprise that also owns an R&D group, factory, and sales group and is looking to expand into other markets. Our management hopes that we can expand the Gleamous brand into the Jamaican market and the rest of the Caribbean.

Pursuant to the terms of this agreement we have acquired 52 units of Zhongshan’s various Gleamous tankless water heaters of which we were required to purchase 50 within the first 6 months of the agreement. As consideration, we have been granted the exclusive license to distribute the products within Jamaica. The term of the agreement is 1 year and may be terminated by either party with 30 days written notice.

Products and Services

Tankless water-heaters, also called Instantaneous or Demand Water Heaters, provide hot water only as it is needed. Traditional storage water heaters produce standby energy losses that cost consumers money even when they are not being used. A tankless water heater is used only when there is a demand for hot water. With a sufficient amount of heaters attached to the hot water appliances in a customer’s home, our products could provide hot water for the entire household. However, the tankless water heaters we will initially be distributing, and which we list below, are not, on their own, capable of supplying sufficient hot water to meet an entire household’s hot water requirements. These heaters are intended for specific usage for one appliance which requires hot water.

The tankless water heater process is as follows:

A hot water tap is opened.

The water enters the heater.

A water flow sensor detects the water flow.

The computer automatically ignites the burner.

The water circulates through the heat exchanger (coil).

The heat exchanger instantly heats the water at the designated temperature (this takes only 5 seconds).

The heater can provide you with endless hot water continuously so no more running out of hot water in the middle of a shower!

When the hot water tap is turned off, the unit shuts down automatically.

When a hot water tap is turned on, cold water travels through a pipe into the unit. In an electric tankless water heater, an electric element heats the water. In a traditional gas-fired tankless water heater a gas burner heats the water. As a result, tankless water heaters deliver a constant supply of hot water. Typically, tankless water heaters provide hot water at a rate of 2 – 5 gallons (7.6 – 15.2 liters) per minute. Typically, traditional gas-fired tankless water heaters will produce higher flow rates than electric tankless water heaters. However, some smaller tankless water heaters, such as the ones we will be offering initially, cannot supply enough hot water for simultaneous, multiple uses in large households.

For example, taking a shower and running the dishwasher at the same time can stretch a tankless water heater to its limit. To overcome this problem, one can install a “whole house” type tankless water heater or install two or more tankless water heaters, connected in parallel for simultaneous demands of hot water. One can also install separate tankless water heaters for appliances—such as a clothes washer or dishwater—that use a lot of hot water in homes. Offering a “whole house” solution is not our current focus but once we are better established we hope to provide a “whole house” option to the residents of Jamaica. Initially we anticipate offering the following 3 types of tankless water heaters:

DSK Series Instant Water-Heater

This series of tankless water heaters has proven to the most popular in other markets for Zhongshan, so we anticipate marketing this series most aggressively in Jamaica as well.

The features of the DSK series include:

  LED monitor displays the water heater’s working conditions
  ABS splash proof casing
  Stainless steel heater tank withstand rust and rupture.
  Stepless power regulation with the turning knob
  Function key for manual creepage test which makes the tank safer to use.
  Safety protection: protection against dry heating and overheating; ELCB test device to prevent electric leakage; Flow switch as safety device; Automatic malfunction checking.

DSL Series Fast Water-Heater

This is a premium series of water heaters which allows for quicker heating of water with higher water temperatures. We anticipate marketing this series to Jamaican customers, but do not anticipate this to be our highest selling product due to its premium price point.

The features of the DSL series include:

  Digital display screen; displaying the temperature of outlet water.
  Thermal cut-off Protects heating element from damage
  Adjustable thermostat allows temperature adjustment from OFF to 95°C (Low- -High) with safety cut-out at 98°C
  Stainless steel heater tank withstand rust and rupture.
  Built-in ELCB; reliable test device to prevent electric leakage.
  Available for single point or multi-points of water supply.
  Unique design & splash proof casing.
  Automatic malfunction checking.

Kitchen Water-Heaters

This series of heaters is intended for kitchen use. The features of this series are as follows:

  LED monitor displays its working conditions
  ABS splash proof casing
  Stainless steel heater tank withstand rust and rupture.
  Easy to adjust water flow and temperature by turn of a knob.
  Instant generation of hot water
  save space with compact & slim design, suit for using in Kitchen
  Safety protection: protection against dry heating and overheating; ELCB test device to prevent electric leakage; Flow switch as safety device; Automatic malfunction checking.

Market, Customers and Distribution Methods

We plan on testing the market first with the DSK series of products as they offer the Jamaican market the most competitively priced product. Conducting a test and market analysis will allow us to better understand our target markets and to better outline our marketing plan and sales strategies. Our initial plan and offering will be to market to residents, businesses, governments, contractors, builders, and related supply stores. This will also allow us to market and target to a larger audience and thus eliminate dependence on one or a few major customers.

In marketing our products we anticipate relying on the following channels:

  Telephone solicitations – We anticipate hiring in-house sales representatives who will contact potential clients directly through the telephone. Our management believes that telephone solicitation will be an effective marketing tool in Jamaica for direct sales of our products.

  Direct mail – We anticipate also contacting potential customers through direct mail with advertising in the form of brochures and information leaflets. We may include coupons, direct sales offers, selecting the audience by name, and set whatever distribution schedule is most desirable, without being constrained by the publication or broadcast schedules of the major media.

  Direct marketing by sales representatives - Transportation vehicles will be utilized for the sole use of the sales representatives to visit potential customers at their homes. We believe that will allow for efficiency, smooth operation, and put us in direct contact with the clients and major decision-makers.

  Website – We expect to develop a website to act as a major source of information and sales. Use of the Internet is growing in Jamaica and more and more people are using it in place of the traditional methods to look for services and even to do their shopping.

  Traditional Advertising – Magazine and newspaper advertising is an effective way of reaching an audience that is interested in low-energy consumption products.

  Distribution Channels – We will attempt to enter into agreements with existing Jamaican retailers who have already established a clientele. Complementary product channels will be targeted such as plumbing stores, plumbing suppliers, building contractors, local and federal governments and bathroom accessory companies.

Once a tankless water heater is purchased by the consumer, we expect that the consumer will be able to install it by themselves as the installation process is a relatively simple one. However, we do plan on engaging employees who will be responsible to respond to technical questions and minor repairs of the equipment if we have sufficient funding to do so.

We intend to provide a competitive warranty replacement and repair service for our products. Zhongshan will be responsible for all eventual costs of warranty repair or replacement, however in order to provide effective customer service we will incur the initial costs of these services and receive reimbursement from Zhongshan. It is possible that reimbursement from Zhongshan may be delayed or declined. If we are obligated to repair or replace any of our products our operating costs could increase if the actual costs differ materially from our estimates, which could prevent us from becoming profitable.

Competition

We face competition from various traditional water heater retailers, but no companies are currently selling tankless water heaters. We believe this gives us a competitive advantage due to the inherent design of our product.

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

  establish our products’ competitive advantage with retailers and customers;

  develop a comprehensive marketing system; and

  increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because of a competitive advantage offered by our product in terms of water consumption and energy use. We will attempt to inform our potential customers of these competitive advantage and establish a developed distribution network based on various marketing techniques and positive word of mouth advertising. We believe that our products have cost related competitive advantages over other products in the marketplace due to lower cost of acquisition and more efficient usage of energy. Conventional hot water tanks cost approximately $500 to $1,000 depending on size and features while our products will be significantly less expensive. Additionally, given the on demand nature of our tankless water heaters, we believe that our customers will also be able to use energy more efficiently as the customers will not have to constantly heat water which they are not using as with conventional hot water heaters. We may also face cost-related a competitive disadvantage since our products have to be shipped from China whereas many of our competitors have North American produced products which result in decreased transportation costs to the Caribbean. We believe that this disadvantage will be offset by the lower purchase cost of our units as manufacturing costs in China are generally lower than North America, but cannot be certain until we begin ordering large shipments of our products from Zhongshang.

However, as we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Our products also have some inherent competitive weaknesses which may affect our ability to market them and generate sales. These are as follows:

1)	Our tankless water heaters are not sufficiently large to provide hot water supply for an entire household;
2)

Our end customer may experience an increase in their water and fuel bill due to the endless amount of hot water available as the fact that hot water is constantly available may encourage increased usage;

3)	There is a heating up period for our products during which hot water is not available; and
4)	It may take time to gain market acceptance for tankless products compared to the conventional hot water tanks.

Intellectual Property

We have not filed for any protection of our trademark, and we do not have any other intellectual property. We intend to develop a website by September 2010.

Research and Development

We did not incur any research and development expenses during the period from December 8, 2009 (inception) to April 30, 2010.

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. After the effectiveness of this Registration Statement we will begin filing Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulations

We are not aware of any government regulations which will have a material impact on our operations.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

As of September 3, 2010 we did not have any full-time or part-time employees. Our sole director and officer works as a part-time consultant in the areas of business development and management and contributes approximately 50% of her time to us.

We currently engage independent contractors in the areas of accounting and legal services. We plan to engage independent contractors in the areas of marketing, bookkeeping, investment banking and other services including at least 3 part time consultants who will each focus on sales and marketing, business development and investor relations.

Description of Property

Our executive office is located at Stettin Albert Town, Trelawny, Jamaica. This office is approximately 100 square feet in size and is provided to us free of charge by our sole director and officer. As of September 2, 2010 we had not entered into any lease agreement for the office. We do not plan to recognize any rent expenses for this office.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings which involve us or any of our products or services.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board once this Registration Statement has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

As of September 3, 2010 there were 37 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of September 3, 2010 we did not have any equity compensation plans.

Financial Statements

Our audited financial statements for the period from December 8, 2009 (inception) to January 31, 2010 follow, commencing on page F-1. Our unaudited interim financial statements for the quarter ended April 30, 2010 start on page F-9.

Pristine Solutions Inc.
(A Development Stage Company)
Consolidated Financial Statements

January 31, 2010

Pristine Solutions Inc.
(A Development Stage Company)
Consolidated Financial Statements

April 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
Pristine Solutions Inc.
(A Development Stage Company)
Trelawny, Jamaica

We have audited the accompanying consolidated balance sheet of Pristine Solutions Inc. (the “Company”) (a Development Stage Company) as of January 31, 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from December 8, 2009 (Date of Inception) to January 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Pristine Solutions Inc. as of January 31, 2010, and the results of their operations and their cash flows for the period from December 8, 2009 (Date of Inception) to January 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Pristine Solutions Inc. will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, Pristine Solutions Inc. has no revenues and has accumulated losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
March 31, 2010

Pristine Solutions Inc.
(A Development Stage Company)
Consolidated Balance Sheet
As of January 31, 2010

ASSETS

Current Assets

Cash	$49,860

Total Current Assets	$49,860

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	$2,991
Related party payables (Note 3)	1,065

Total Current Liabilities	4,056

Contingencies and Commitments (Note 5)	–

Stockholders’ Equity

Preferred Stock, 100,000,000 shares authorized, US$0.001 par value; no shares issued and outstanding	–

Common stock, 100,000,000 shares authorized, US$0.0001 par value; 69,666,781 shares issued and outstanding	6,967

Additional paid-in capital	43,533

Deficit accumulated during the development stage	(4,696)

Total Stockholders’ Equity	45,804

Total Liabilities and Stockholders’ Equity	$49,860

(The accompanying notes are an integral part of these consolidated financial statements)

Pristine Solutions Inc.
(A Development Stage Company)
Consolidated Statement of Operations
From December 8, 2009 (Date of Inception) to January 31, 2010

Expenses

Foreign exchange loss	$633
General and administrative	4,063

Total Operating Expenses	4,696

Net Loss	$(4,696)

Net Loss Per Share – Basic and Diluted	$(0.00)

Weighted Average Shares Outstanding – Basic and Diluted	41,098,770

(The accompanying notes are an integral part of these consolidated financial statements)

Pristine Solutions Inc.
(A Development Stage Company)
Consolidated Statement of Cash Flows
From December 8, 2009 (Date of Inception) to January 31, 2010

Cash Flows from Operating Activities

Net loss	$(4,696)

Changes in operating assets and liabilities:
Accounts payable	2,991
Related party payable	1,065

Net Cash Used In Operating Activities	(640)

Cash Flows from Financing Activities

Proceeds from the issuance of common stock	50,500

Net Cash Provided by Financing Activities	50,500

Increase in Cash	49,860

Cash - Beginning of Period	–

Cash - End of Period	$49,860

Supplementary Information:
Interest paid	$–
Income taxes paid	$–

(The accompanying notes are an integral part of these consolidated financial statements)

Pristine Solutions Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders’ Equity
From December 8, 2009 (Date of Inception) to January 31, 2010

				Deficit
				Accumulated
			Additional	During the
	Common		Paid-in	Development
	Stock	Amount	Capital	Stage	Total
Balance – December 8, 2009 (Date of Inception)	–	$–	$–	$–	$–
Issue of common stock at $0.00015 per share	40,000,000	4,000	2,000	–	6,000
Issue of common stock at $0.0015 per share	29,666,781	2,967	41,533	–	44,500
Net loss	–	–	–	(4,696)	(4,696)
Balance – January 31, 2010	69,666,781	$6,967	$43,533	$(4,696)	$45,804

(The accompanying notes are an integral part of these consolidated financial statements)

Pristine Solutions Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

1.	Nature of Business and Continuance of Operations

Pristine Solutions Inc., (the “Company”) was incorporated in the State of Nevada on December 8, 2009. The Company’s principal business is the sale and distribution of electric instant water heaters in Jamaica.

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at January 31, 2010, the Company has incurred losses totaling $4,696 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

	a)	Basis of Presentation

These consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is January 31.

	b)	Principal of Consolidation

The consolidated financial statements include the accounts of Pristine Solutions Ltd., its 100% owned subsidiary. All significant intercompany balances and transactions have been eliminated upon consolidation.

	c)	Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

	d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of purchase to be cash equivalents.

	e)	Financial Instruments

The Company’s financial instruments consist principally of cash, accounts payable and advances from related parties. The Company believes that the recorded values of the Company’s financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

The Company’s operations are in the United States and Jamaica, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Pristine Solutions Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

2.	Summary of Significant Accounting Policies (continued)

	f)	Earnings (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At January 31, 2010, the Company has no potentially dilutive securities outstanding.

	g)	Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements. As at January 31, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

	h)	Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830, Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Jamaican dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. The United States dollar is the functional and reporting currency.

	i)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

	j)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on their financial position or results of operations.

3.	Related Party Transactions

a)

Office services and office space are provided without charge by the sole officer and director of the Company. Such costs are immaterial to the consolidated financial statements and accordingly, have not been reflected therein.

b)

On January 1, 2010, the Company entered into a one year consulting contract with the Company’s sole officer. The monthly compensation is $500 per month. $500 remains unpaid and is accrued in related party payables as of January 31, 2010.

c)

As of January 31, 2010, the Company owes the sole director of the Company $565 for expenditures paid on behalf of the Company. The amount owed is unsecured, non-interest bearing, and has no specified repayment terms. The amount is accrued in related party payables as of January 31, 2010.

Pristine Solutions Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

4.	Common Stock

On December 8, 2009, 40,000,000 shares of common stock were issued to the sole director of the Company at $0.00015 per share for proceeds of $6,000. The 40,000,000 shares of common stock were issued at a price of $0.00015 per share which was less than the par value on December 8, 2009 of $0.001. As a result the, the Company initially recognized $40,000 to common stock and negative $34,000 to additional paid in capital. On January 28, 2010, the Company’s board of directors changed the par value of the Company’s common stock from $0.001 to $0.0001. Accordingly, the accompanying financial statements have been retroactively adjusted from inception to include the reduction in par value. The retroactive adjustment resulted in a decrease of $36,000 to common stock and a corresponding increase of $36,000 to additional paid-in-capital to account for shares issued at less than par value.

On January 29, 2010, 29,666,781 shares of common stock were issued to third parties at $0.0015 per share for proceeds of $44,500.

5.	Commitments

On December 30, 2009, the Company entered into a License Agreement to sell and distribute electric instant water heaters in Jamaica. According to the terms of the agreement, the Company will purchase no less than 50 products within six months of the agreement date. After confirmation of the order, a 30% deposit will be made prior to production of the product and the remaining 70% will be paid against the delivery notice. As of January 31, 2010, no products have been ordered by the Company (total purchases under the agreement were $0). The agreement is effective for an initial period of one year and can be extended for a further period by either party if written notice is given 30 days prior to the expiration date. The Company’s customers that purchase the water heaters will be offered a one year warranty by the Company.

As of January 1, 2010, the Company entered into a one-year consulting agreement with its sole officer for normal corporate duties required by a public company’s president, chief executive officer, treasurer, chief financial officer and board of director. Under the agreement, the Company is committed to pay $500 per month.

6.	Income Taxes

The Company is subject to United States federal and state income taxes at an approximate rate of 15%. The reconciliation of the provision for income taxes at the United States federal and state statutory rate compared to the Company’s income tax expense as reported is as follows:

Income tax benefit computed at the statutory rate	$704
Temporary difference – non-deductible amortization	(516)
Change in valuation allowance	(188)

Provision for income taxes	$–

Significant components of the Company’s deferred tax assets and liabilities as at January 31, 2010, after applying enacted corporate income tax rates, are as follows:

Deferred income tax assets
Net operating losses	$188
Valuation allowance	(188)

Net deferred income tax assets	$–

The Company has net operating loss carryforwards that will expire commencing in 2030.

7.	Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events through the date of issuance of the consolidated financial statements. The Company did not have any material subsequent events.

Pristine Solutions Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(unaudited)

	April 30,	January 31,
	2010	2010

ASSETS
Current Assets

Cash	$26,607	$49,860
Prepaid expenses	5,184	–

Total Current Assets	$31,791	$49,860

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	$2,274	$2,991
Related party payables (Note 3)	674	1,065

Total Current Liabilities	2,948	4,056

Contingencies and Commitments (Note 4)	–	–

Stockholders’ Equity

Preferred Stock, 100,000,000 shares authorized, $0.001 par value; no shares issued and outstanding	–	–

Common stock, 100,000,000 shares authorized, $0.0001 par value; 69,666,781 shares issued and outstanding	6,967	6,967

Additional paid-in capital	43,533	43,533

Deficit accumulated during the development stage	(21,657)	(4,696)

Total Stockholders’ Equity	28,843	45,804

Total Liabilities and Stockholders’ Equity	$31,791	$49,860

(The accompanying notes are an integral part of these consolidated financial statements)

Pristine Solutions Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(unaudited)

	For the	From
	Three months	December 8, 2009
	Ended	(Date of Inception)
	April 30,	to April 30,
	2010	2010
Expenses

Foreign exchange gain	$(1,554)	$(921)
General and administrative	18,515	22,578

Total Expenses	16,961	21,657

Net Loss	$(16,961)	$(21,657)

Net Loss Per Share – Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Shares Outstanding – Basic and Diluted	69,666,780	58,878,860

(The accompanying notes are an integral part of these consolidated financial statements)

Pristine Solutions Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(unaudited)

	For the	From
	Three months	December 8, 2009
	Ended	(Date of Inception) to
	April 30,	April 30,
	2010	2010

Cash Flows from Operating Activities

Net loss	$(16,961)	$(21,657)

Changes in operating assets and liabilities:
Prepaid expenses	(5,184)	(5,184)
Accounts payable and accrued liabilities	(717)	2,274
Related party payable	(391)	674

Net Cash Used In Operating Activities	(23,253)	(23,893)

Cash Flows from Financing Activities

Proceeds from the issuance of common stock	–	50,500

Net Cash Provided by Financing Activities	–	50,500

Increase (Decrease) in Cash	(23,253)	26,607

Cash - Beginning of Period	49,860	–

Cash - End of Period	$26,607	$26,607

Supplementary Information:

Interest paid	$–	$–
Income taxes paid	$–	$–

(The accompanying notes are an integral part of these consolidated financial statements)

Pristine Solutions Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

1.	Nature of Business and Continuance of Operations

Pristine Solutions Inc., (the “Company”) was incorporated in the State of Nevada on December 8, 2009. The Company’s principal business is the sale and distribution of electric instant water heaters in Jamaica.

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing and the attainment of profitable operations. As of April 30, 2010, the Company has incurred losses totalling $21,657 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

	a)	Basis of Presentation

The accompanying unaudited interim consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s fiscal year-end report filed with the SEC on Form S-1 as of and for the period ended January 31, 2010. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements as reported in the Company’s Form S-1 have been omitted.

	b)	Principal of Consolidation

The consolidated financial statements include the accounts of Pristine Solutions Inc. and its 100% owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

	c)	Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to their deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

	d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of purchase to be cash equivalents.

	e)	Financial Instruments

The Company’s financial instruments consist principally of cash, accounts payable and advances from related parties. The Company believes that the recorded values of the Company’s financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

The Company’s operations are in the United States and Jamaica, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Pristine Solutions Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

2.	Summary of Significant Accounting Policies (continued)

	f)	Earnings (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At April 30, 2010, the Company had no potentially dilutive securities outstanding.

	g)	Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements. As at April 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of such in the consolidated financial statements.

	h)	Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830, Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Jamaican dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. The United States dollar is the functional and reporting currency.

	i)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. At April 30, 2010 the deferred tax asset related to the Company’s net operating loss carry forward has been fully reserved and no benefit has been recognized in the Company’s consolidated financial statements.

	j)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on their financial position or results of operations.

3.	Related Party Transactions

d)

Office services and office space are provided without charge by the sole officer and director of the Company. Such costs are immaterial to the consolidated financial statements and accordingly, have not been reflected therein.

	e)	On January 1, 2010, the Company entered into a one year consulting contract with the Company’s sole officer. The monthly compensation is $500 per month.

f)

As of April 30, 2010, the Company owes the sole director of the Company $674 for expenditures paid on behalf of the Company. The amount owed is unsecured, non-interest bearing, and has no specified repayment terms. The amount is accrued in related party payables as of April 30, 2010.

Pristine Solutions Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

4.	Commitments

a)

On December 30, 2009, the Company entered into a License Agreement to sell and distribute electric instant water heaters in Jamaica. According to the terms of the agreement, the Company will purchase no less than 50 products within six months of the agreement date. After confirmation of the order, a 30% deposit will be made prior to production of the product and the remaining 70% will be paid against the delivery notice. As of April 30, 2010, 52 units of water heaters have been ordered by the Company but have not yet been received as of the April 30, 2010. The agreement is effective for an initial period of one year and can be extended for a further period by either party if written notice is given 30 days prior to the expiration date. The Company’s customers that purchase the water heaters will be offered a one year warranty by the Company.

b)

As of January 1, 2010, the Company entered into a one-year consulting agreement with its sole officer for normal corporate duties required by a public company’s president, chief executive officer, treasurer, chief financial officer and board of director. Under the agreement, the Company is committed to pay $500 per month. As of April 30, 2010, the Company has recognized a $3,000 payment to the sole officer under the agreement for services to be provided from May 2010 through October 2010 as prepaid expense in its consolidated balance sheet.

Management's Discussion and Analysis of Financial Position and Results of Operations

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Liquidity and Capital Resources

As of April 30, 2010 we had $26,607 in cash, current assets of $31,791, current liabilities of $2,948 and a working capital surplus of $28,843. As of April 30, 2010 we had total assets of $31,791.

During the period from December 8, 2009 (inception) to January 31, 2010 we spent net cash of $640 on operating activities and received net cash of $50,500 from financing activities comprised entirely of sales of our equity securities. During the three months ended April 30, 2010 we spent net cash of $23,253 on operating activities and did not receive any funds from financing activities.

During the period from December 8, 2009 (inception) to January 31, 2010 we experienced a $49,860 net increase in cash. During the three months ended April 30, 2010 we experienced a $23,253 net decrease in cash compared to as at January 31, 2010.

In May of 2010 we acquired and paid for 52 tankless water heaters from Zhongshan for a total cost of $2,184 which we have paid in full. We do not anticipate that these units will be sold in a retail setting. Instead, they will be used for sampling, testing and display by our anticipated distributors.

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenses over the next 12 months (beginning September 2010) will be approximately $470,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	80,000
Product acquisition, testing and servicing costs	12 months	80,000
Marketing and advertising	12 months	75,000
Investor relations and capital raising	12 months	20,000

Management and operating costs	12 months	40,000
Salaries and consulting fees	12 months	50,000
Fixed asset purchases for distribution centers	12 months	60,000
General and administrative expenses	12 months	65,000
Total		$ 470,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $470,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on product acquisition, testing and servicing costs as well as marketing and advertising of our products. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

If we are able to raise the required funds to fully implement our business plan, we plan to implement the below business actions in the order provided below. If we are not able to raise all required funds, we will prioritize our corporate activities as chronologically laid out below because the activity which needs to be undertaken in the initial months is prerequisite for future operations. We anticipate that the implementation of our business will occur as follows:

September 2010 to January 2011

  Testing of the 52 units acquired from Zhongshan by us and potential distributors
  Design a website
  Design marketing materials
  Market products to large retailers and distributors
  Complete certain asset purchases such as delivery vehicles

February 2011 to August 2011

  If initial testing is successful, order additional units from Zhongshan
  Review opportunities for establishment of retail locations
  Attend trade shows
  Market products to hotels and resorts
  Hire personnel to market our products
  Purchase additional assets such as additional delivery vehicles

Results of Operations for the period from inception to January 31, 2010

Lack of Revenues

We have limited operational history. From our inception on December 8, 2009 to January 31, 2010 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Expenses

For the period from December 8, 2009 (inception) to January 31, 2010 our expenses were as follows:

Type of Expense	($)
Foreign exchange loss	633
General and administrative	4,063

During the period from December 8, 2009 (inception) to January 31, 2010 our total expenses were $4,696.

Net Loss

For the period from December 8, 2009 (inception) to January 31, 2010 we incurred a net loss of $4,696.

Results of Operations for quarter ended April 30, 2010

Lack of Revenues

We have limited operational history. We did not generate any revenues during the quarter ended April 30, 2010. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Expenses

During the quarter ended April 30, 2010 our expenses were as follows:

Type of Expense	($)
Foreign exchange gain	1,554
General and administrative	18,515

During the quarter ended April 30, 2010 our net loss was $16,961. For the period from December 8, 2009 (inception) to April 30, 2010 our net loss was $21,657.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 2 of the notes to our financial statements for the period from December 8, 2009 (inception) to January 31, 2010. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Foreign Currency Translation

Our operations are in the United States and Jamaica, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to our operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830, Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Jamaican dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in or disagreements with our independent public accountants during the last two fiscal years.

Directors and Executive Officers

Directors and Officers

Our Bylaws state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at three, and we currently have three directors.

Our current directors and officers are as follows:

Name	Age	Position

Christine Buchanan-McKenzie	31	President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

Our Director will serve in that capacity until our next annual shareholder meeting or until her successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Christine Buchanan-McKenzie, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

Christine Buchanan-McKenzie has served as our President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director since our inception on December 8, 2009. Ms. Buchanan completed her degree in Management Studies BSC with Honors in 2007 at the University of the West Indies. From October 2001 to the present, she has been working at St. Ann’s Bay Hospital in St. Ann, Jamaica as a Medical Technologist. She has also invested and took a management role in Xclusive Supplies Store, located in Albert Town Trelawny, Jamaica. Ms. Buchanan’s experience as a manager of a retail store in Jamaica led her to establish our company and take on the role as our director.

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our director is not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and

  it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.

Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

The subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

The subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of financial statements and disclosure.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position (2)	Year (4)	Salary ($)(3)	Total ($) (3)
Christine Buchanan-McKenzie	2010	500	500

(1)

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)

Christine Buchanan-McKenzie has served as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director since our inception on December 8, 2009.

(3)	Consisted of a monthly fee of $500 for management services paid pursuant to the terms of a consulting agreement.

(4)	For the period from December 8, 2009 (inception) to January 31, 2010.

Option Grants

We did not grant any options or stock appreciation rights to our named executive officers or directors from our inception to September 3, 2010. As of September 3, 2010 we did not have any stock option plans.

Management Agreements

On January 1, 2010 we entered into an agreement pursuant to which Ms. Christine Buchanan-McKenzie has agreed to serve as our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer. In exchange for the provision of services customary to those positions, we have agreed to pay Ms. Buchanan $500 per month. This agreement terminates on January 1, 2011.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to September 3, 2010. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of September 2, 2010, of our common stock by each of our directors and executive officers, by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of September 3, 2010, there were 69,666,781 shares of our common stock issued and outstanding. All persons named have sole voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class % (2)

Common	Ms. Christine Buchanan-McKenzie (1)	40,000,000	57
Stock	Stettin Albert Town, Trelawny, Jamaica

	All Officers and Directors as a Group	40,000,000	57

(1)	Ms. Christine Buchanan-McKenzie is our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.

(2)	Based on 69,666,781 issued and outstanding shares of our common stock as of September 3, 2010

Changes in Control

As of September 3, 2010 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Certain Relationships and Related Transactions

Office services and office space are provided without charge to us by our sole officer and director. Such costs are immaterial to the consolidated financial statements and accordingly, have not been reflected therein.

On December 8, 2009 we issued 40,000,000 shares of our common stock to our sole officer and director at a price of $0.00015 per share for cash proceeds of $6,000.

On January 1, 2010, we entered into a one year consulting contract with our sole officer. The monthly compensation is $500 per month.

As of April 30, 2010, we owed our sole director $674 for expenditures paid on our behalf. The amount owed is unsecured, non-interest bearing, and has no specified repayment terms. The amount is accrued in related party payables as of April 30, 2010.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

We currently act with one director. We have determined that we do not have a director that would qualify as an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Item 13.      Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$3
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Printing and marketing expenses	100
Miscellaneous	97
Total	$20,200

Item 14.      Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article VII of our Bylaws, filed as Exhibit 3.2 to this Registration Statement; and

  Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	is not liable pursuant to NRS 78.138; or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 15.      Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

  On December 8, 2009 we issued 40,000,000 shares of our common stock to our sole officer and director at a price of $0.00015 per share for cash proceeds of $6,000.

  On January 29, 2010 we issued 29,666,871 shares of our common stock to 36 non-US investors at a price of $0.0015 per share for cash proceeds of $44,500.

These shares were issued without a prospectus pursuant to Regulation S of the Securities Act. Our reliance upon Rule 903 of Regulation S was based on the fact that the sale of the securities was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

Item 16.      Exhibits

Exhibit	Exhibit
Number	Description

3.1	Articles of Incorporation of Pristine Solutions Inc. (1)

3.2	Certificate of Amendment filed with the Nevada Secretary of State on January 29, 2010. (1)

3.3	Bylaws of Pristine Solutions Inc. (1)

4.1	Instrument Defining the Right of Holders – Form of Share Certificate (1)

5.1	Legal Opinion of Carrillo Huettel, LLP

10.1	Consulting Agreement with Christine Buchanan-McKenzie (1)

10.2	License Agreement with Zhongshan Guangsheng Industry Co., Ltd. (1)

21	List of Subsidiaries (2)

23.1	Consent of GBH CPAs, PC

23.2	Consent of Carrillo Huettel, LLP (incorporated in Exhibit 5.1)

99.1	Form of Subscription Agreement used in the January 29, 2010 Private Placement (2)

(1)	Previously included as an exhibit to our Form S-1filed on May 4, 2010
(2)	Previously included as an exhibit to our Form S-1/Afiled on July 21, 2010

Item 17.      Undertakings

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

	(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trewlany, Jamaica, on September 3, 2010.

PRISTINE SOLUTIONS INC.

By:	/s/ Christine Buchanan-McKenzie
Christine Buchanan-McKenzie
President, Chief Executive Officer, Secretary,
Director

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

President, Chief Executive
/s/ Christine Buchanan-McKenzie	Officer, Secretary, Chief	September 3, 2010
Christine Buchanan-McKenzie	Financial Officer, Principal
Accounting Officer,
Treasurer and Director